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                                                                    EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 1, 1997, except as to Note 10, which is as of August 19, 1997, relating to the financial statements of BBG-COA, Inc. which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

/s/ Price Waterhouse LLP
------------------------
Ft. Lauderdale, Florida
April 27, 1998